WINGSTOP INC.
2024 OMNIBUS INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
This Stock Option Award Agreement (this “Award Agreement”) evidences the grant by Wingstop Inc. (the “Company”), in accordance with the Wingstop Inc. 2024 Omnibus Incentive Plan (the “Plan”), of a stock option (the “Option”) to the grantee named below (the “Grantee”) to purchase from the Company up to the number of shares of Common Stock of the Company and at the price set forth below (being the Fair Market Value per Share on the Grant Date). The Option is granted effective as of the date set forth below (the “Grant Date”). The Option is a Nonqualified Stock Option and is not qualified as an Incentive Stock Option.

Participant Name (the “Grantee”):	[_________]
Shares subject to the Option:	[_________]
Option price (the “Option Price”)	[_________]
Date of Grant (the “Grant Date”):	[_________]

TERMS AND CONDITIONS

Section 1.    Plan. The Option is subject to all of the terms and conditions set forth in the Plan and this Award Agreement, and all capitalized terms not otherwise defined in this Award Agreement have the respective meaning of such terms as defined in the Plan. If a determination is made that any term or condition set forth in this Award Agreement is inconsistent with the Plan, the Plan will control. The Grantee acknowledges that a copy of the Plan has been made available by the Company for the Grantee's review and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all the terms and provisions thereof.

Section 2.    Vesting; Exercise Rights. Except as specifically provided in this Award Agreement and subject to certain restrictions and conditions set forth in the Plan, the Option shall vest and become exercisable as outlined in Schedule I, Section 1, attached hereto.

Section 3.    Term; Forfeiture. Except as otherwise provided in this Award Agreement, to the extent the Option is not vested on the date of the Grantee’s Termination, such unvested portion of the Option shall expire and be forfeited on that date. The vested portion of the Option shall expire and be forfeited and the Option Period (as defined below) shall end upon the earliest occurrence of (a) the Expiration Date (as defined below), or (b) the date specified in Schedule I, Section 2, attached hereto.
Section 4.    Life of Option. The “Option Period” of the Option shall commence on the Grant Date and shall expire on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”), unless terminated earlier in accordance with Section 3 above. This Option shall expire and shall not be exercisable for any reason on or after the Expiration Date.

Section 5.    Who May Exercise. Subject to the terms and conditions set forth in Sections 2 and 3 above, during the lifetime of the Grantee, the Option may be exercised only by the Grantee, or by the Grantee’s guardian or personal or legal representative. If the Grantee’s Termination is due to the Grantee’s death prior to the dates specified in Section 3 hereof, and the Grantee has not exercised the vested portion of the Option as of the date of death, the following persons may exercise the vested portion of the Option on behalf of the Grantee at any time prior to the earliest of the dates specified in Section 3 hereof: the personal representative of the Grantee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance by reason of the death of the Grantee, provided that the Option shall remain subject to the other terms of this Award Agreement, the Plan, and all applicable laws, rules, and regulations.

Section 6.     Method of Exercise of Option. Subject to such administrative regulations as the Committee may from time to time adopt, the Option may be exercised in whole or in part (to the extent the Option is otherwise vested and exercisable under Section 2) on any normal business day of the Company by (a) delivering this Award Agreement to the Company, together with written notice of the exercise of the Option in the form attached hereto as Exhibit A (the “Exercise Notice”) or complying with any alternative exercise procedures that may be authorized by the Committee, and (b) simultaneously paying to the Company the aggregate Option Price of the Shares to be purchased (plus any withholding taxes due with respect to such exercise). The Option may be exercised only with respect to a full Share, and no fractional Share shall be issued. On the exercise date, the Grantee shall deliver to the Company consideration with a value equal to the aggregate Option Price of the Shares to be purchased, payable as follows: (i) by certified or bank check or such other instrument as the Committee may accept, payable to the Company; or (ii) if approved by the Committee, and subject to any such terms, conditions and limitations as the Committee may prescribe and to the extent permitted by applicable law and subject to the terms of the Plan, payment of the Option Price, in full or in part, as follows: (A) in the form of unrestricted and unencumbered Shares (by actual delivery of such Shares or by attestation) already owned by the Grantee, or by the Grantee and the Grantee's spouse jointly (based on the Fair Market Value of the Common Stock on the date the Option is exercised); (B) by delivering a properly executed Exercise Notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price and the amount of any withholding taxes due with respect to such exercise; (C) by requesting the Committee to withhold a number of Shares otherwise deliverable to the Grantee pursuant to the Option having an aggregate Fair Market Value on the date of exercise equal to the product of: (1) the Option Price multiplied by (2) the number of Shares in respect of which the Option shall have been exercised; or (D) by any other method approved or accepted by the Committee in its discretion. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

Section 7.    Delivery. Subject to any governing rules or regulations, as soon as practicable after receipt of a written Exercise Notice (or the completion of any alternative exercise procedures authorized by the Committee) and full payment of the Option Price in accordance with the provisions of Section 6 and satisfaction of tax obligations in accordance with Section 13 and Article XVIII of the Plan, and subject to Article XV of the Plan, the Company will deliver a properly issued certificate for any Shares purchased pursuant to the exercise of the Option as soon as practicable after such exercise (or otherwise register such Shares in the name of the Grantee), and such delivery (or registration in the name of the Grantee) shall discharge the Company of all of its duties and responsibilities with respect to the Option under this Award Agreement.

Section 8.    Nontransferable. Except as expressly authorized in writing by the Board, no rights granted under this Award Agreement or with respect to the Option shall be transferable by the Grantee other than by will or by the laws of descent and distribution. The person or persons, if any, to whom the Option is transferred by will or by the laws of descent and distribution or through a written Board authorization shall be treated after such transfer the same as the Grantee under this Award Agreement. Any attempt to sell, transfer, pledge, assign, or otherwise dispose of the Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon the Option shall be null and void and wholly ineffective.

Section 9.    Stockholder Status. The Grantee shall have no rights as a stockholder with respect to any Shares subject to the Option until such Shares have been duly issued and delivered to (or registered in the name of) the Grantee following exercise of the Option in accordance with this Award Agreement and the Plan, and, except as set forth in the Plan (including Section 4.4 thereof), no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Shares.

Section 10.    Securities Registration. As a condition to the delivery of the certificate for any Shares purchased pursuant to the exercise of the Option (or the registration of such Shares in the name of the Grantee), the Grantee shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.

Section 11.    Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of U.S. federal and state and non-U.S. securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of U.S. state and federal and non-U.S. laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Shares with the U.S. Securities and Exchange Commission, any state securities commission, any non-U.S. securities regulator or any stock exchange to effect such compliance. If any change in circumstances after the grant of the Option would create a substantial risk for the Company that the issuance or transfer of any Shares under this Award Agreement to the Grantee at the time the Grantee tenders any payment to exercise the Option would violate any applicable law or regulation, the Company at that time shall (a) take such action as the Board deems appropriate and permissible under such law or regulation either (i) to continue to maintain the status of the Option as outstanding until the Grantee can exercise the Option without any substantial risk of such a violation, or (ii) to compensate the Grantee for the cancellation of the Option and thereafter to cancel the Option, and (b) refund any payment made by the Grantee to exercise the Option. Any determination in this connection by the Company shall be final, binding, and conclusive.

Section 12.    Other Agreements. As a condition to the exercise of the Option and subject to applicable law, the Grantee shall enter into such additional confidentiality, covenant not to compete, non-disparagement and non-solicitation, employee retention, and other agreements as the Company deems appropriate, all in a form acceptable to the Board. The certificate(s) evidencing the Shares (or other indicia of ownership) may include one or more legends that reference or describe the conditions upon exercise referenced in this Section 12. The Grantee acknowledges that receipt of the Option and participation in the Plan is voluntary on the Grantee's part and has not been induced by a promise of employment or continued employment.

Section 13.    Withholding. The Grantee shall be required to pay to the Company (or a Subsidiary or Affiliate), and the Company (or a Subsidiary or Affiliate) shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes (including any social security or similar contribution) in respect of the Option and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. Subject to the terms of the Plan, the Committee may permit the Grantee to satisfy any

U.S. federal, state or local and any non-U.S. tax withholding obligation by any of the following means, or by a combination of such means:

(a)tendering a cash payment;
(b)authorizing the Company to withhold shares of Common Stock from the Shares otherwise issuable or deliverable to the Grantee as a result of exercising the Option;
(c)delivering to the Company previously owned and unencumbered shares of Common Stock; or
(d)any combination of (a), (b), or (c) or any other means determined by the Company and permitted under applicable law.
If the method specified in Section 13(b) is used to satisfy any withholding obligation, for tax purposes, the Grantee will be deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of satisfying the withholding obligation resulting from participation in the Plan.

Notwithstanding any action the Company (or a Subsidiary or Affiliate) takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related items related to the Grantee's participation in the Plan (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or exercise of the Option or the subsequent sale of any Shares, and (ii) does not commit to structure the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items.

Section 14.    No Challenge. Notwithstanding any provision of this Award Agreement to the contrary, the Grantee covenants and agrees that the Grantee will not (a) file any claim, lawsuit, demand for arbitration, or other proceeding challenging the validity or enforceability of any provision of this Award Agreement, or (b) raise, as a defense, the validity or enforceability of any provision of this Award Agreement, in any claim, lawsuit, arbitration or other proceeding. Should the Grantee violate any aspect of this Section 14, the Grantee agrees (i) that, in the case of a breach of clause (a) of the preceding sentence, such claim, lawsuit, demand for arbitration, or other proceeding shall be summarily withdrawn and/or dismissed; (ii) that the Grantee will pay all costs and damages incurred by the Company and its Affiliates in responding to or as a result of such claim, lawsuit, demand for arbitration, or other proceeding (including reasonable attorneys’ fees and expenses), or such defense, as the case may be; (iii) that the Grantee will immediately forfeit all unexercised Options, whether vested or unvested; and (iv) that the Grantee will immediately sell to the Company all Shares acquired pursuant to the exercise of this Option at a price equal to the aggregate Option Price paid for such Shares, or the current fair market value of such Shares (as determined in the sole discretion of the Company), whichever is less.

Section 15.    Governing Law. The Plan and this Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflict or choice of laws rule or principle that might otherwise refer construction or interpretation of the Plan and this Award Agreement to the substantive law of another jurisdiction. By accepting this Award Agreement and participating in the Plan, the Grantee is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan and this Award Agreement.

Section 16.    Binding Effect. This Award Agreement shall be binding upon the Company and the Grantee and their respective heirs, executors, administrators and successors.

Section 17.    Clawback Policy. This Award Agreement, the Option and the Shares that may be acquired thereunder shall be subject to the terms and conditions of the Company’s compensation recovery (or “clawback”) policy, as applicable and in effect from time to time, and such policy is hereby incorporated into this Award Agreement by reference.

Section 18.    Headings and Sections. The headings contained in this Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Award Agreement. Any references to sections in this Award Agreement shall be to sections of this Award Agreement, unless otherwise expressly stated as part of such reference.

Section 19.    No Effects on Benefits; No Damages. Payments and other compensation received by the Grantee under this Award Agreement are not part of the Grantee’s normal or expected compensation for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements, or otherwise. The Grantee shall, by participating in the Plan, waive any and all rights to compensation or damages in consequence of Termination of the Grantee for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from the Grantee ceasing to have rights under the Plan as a result of such Termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan or the provisions of any statute or law relating to taxation. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

Section 20.    No Rights or Claims Created by Plan. Without limiting the generality of Section 21.8 of the Plan, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a)give the Grantee the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;
(b)restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify the Grantee’s employment or service at any time with or without Cause;
(c)confer on the Grantee any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with the Grantee;
(d)constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and the Grantee, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;
(e)give the Grantee the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay the Grantee bonuses, and, if so paid, the amount thereof and the manner of such payment; or
(f)give the Grantee any right whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.
Section 21.    Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Award Agreement, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

By the Grantee’s acceptance of this Award Agreement, either electronically through the electronic acceptance procedure established by the Company or through a written acceptance delivered to the Company in a form satisfactory to the Company, the Grantee agrees that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement.

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